UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2015

MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, Pennsylvania	16066-5207
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On October 26, 2015, SAMSAC Holdings Proprietary Limited (an indirect affiliate of MSA Safety Incorporated (“MSA”)) (“SAMSAC”) entered into a definitive agreement with Martellata Africa Proprietary Limited (an indirect affiliate of Vostok-Service GC (“Vostok”)) (“Martellata”) to sell to Martellata all of SAMSAC’s shares in MSA’s South Africa personal protective equipment distribution business (the “South Africa Distribution Business”). Also on October 26, 2015, MSA Africa Proprietary Limited and MSA International Holdings BV (both indirect affiliates of MSA) entered into a definitive agreement to sell to Martellata and to Martellata Limited (an indirect affiliate to Martellata) all of their shares in MSA’s Zambia personal protective equipment distribution business (the “Zambia Distribution Business”). The South Africa Distribution Business, together with the Zambia Distribution Business, comprise the entirety of MSA’s business of distributing personal protective equipment to the Africa mining market through on-site stores, achieving MSA’s objective to sell that business. The South Africa Distribution Business transaction is expected to close by December 31, 2015. The Zambia Distribution Business transaction is expected to close by February 28, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary
Date: October 29, 2015